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                                                                    Exhibit 99.1

Palm Advances Turnaround Strategy

         Updated Q2 Financial Outlook Demonstrates Efforts Taking Hold; Actions Include Net Employee Headcount Reductions, Strategic Hiring

     SANTA CLARA, Calif., Nov. 28 /PRNewswire/ -- Palm, Inc. (Nasdaq: PALM) today announced that its turnaround strategy, begun six months ago, and its move to create two strong businesses continue to make progress. The company updated its Q2 financial outlook and announced other actions to bring cost structure and resources into alignment with the strategic needs of its Solutions and Platform businesses.

     The company said it expects to report revenue for its fiscal second quarter, ending Nov. 30, 2001, of between $250 million and $280 million, which is toward the upper end of its prior guidance. For the same period, Palm expects to meet consensus analyst estimates, with a pro forma loss of approximately 7 cents per share. Pro forma results exclude the effects of amortization of goodwill and intangibles, restructuring charges and special excess inventory related charges/benefits. The company expects to report final results for the second quarter on Dec. 19, 2001, after the market closes.

     To bring its resources into alignment with the strategic needs of its Solutions and Platform businesses, Palm said it would reduce its current work force by a net of approximately 250 employees and contractors, after accounting for the planned hiring of additional people with skill sets to match the future needs of Palm's Solutions and Platform Solutions groups. With the completed acquisition of certain Be Incorporated assets, for example, the Platform Group this month was able to recruit 45 software engineers and support staff to enhance its future OS roadmap and improve internal development processes. Activities to make the group a wholly owned Palm subsidiary are progressing on schedule under the direction of Dave Nagel, president and chief executive officer of Palm's Platform Solutions Group.

     "We are pleased to report an improvement in our revenue outlook," said Eric Benhamou, chairman of the board and chief executive officer of Palm, Inc. "Palm is executing better than a few months ago in both of our core businesses. And we are now in a position to further reduce our cost structure. Together, these favorable factors will accelerate our return to profitability."

     As part of aligning cost structure with its business strategies, Palm is streamlining functions throughout the organization. In central functions, such as information technology, finance and human resources, Palm has increased efficiency by taking advantage of new systems and processes implemented in recent months.

     Since arriving in June, Todd Bradley, executive vice president and chief operating officer of Palm's Solutions Group, and his new management team, have aggressively re-engineered business operations, reducing costs, emphasizing faster product development cycles and improving supply chain management.

     Palm's business consists of the following:

     -- The Solutions Group is responsible for designing and delivering the popular Palm family of products, including the Palm(TM) m100 and Palm m500 series handhelds, as well as hardware add-ons, software and accessories. Those products are sold to consumers, mobile individual professionals and central purchases made by enterprises.

     -- The Platform Solutions Group is responsible for developing the Palm operating system, licensing it to a growing number of companies and working to make handheld computing pervasive. By the end of calendar year 2001, the Platform Solutions Group is expected to become a separate subsidiary of Palm, a move that increases focus and drives

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     innovation in both of Palm's businesses.

     About Palm, Inc.

     Palm, Inc. is a pioneer in the field of mobile and wireless Internet solutions and a leading provider of handheld computers, according to IDC (December 2000). Based on the Palm OS(R) platform, Palm's handheld solutions allow people to carry and access their most critical information wherever they go. Palm(TM) handhelds address the needs of individuals, enterprises and educational institutions through thousands of application solutions.

     The Palm OS platform is also the foundation for products from Palm's licensees and strategic partners, such as Acer, Franklin Covey, HandEra (formerly TRG), Handspring, IBM, Kyocera, Samsung, Sony and Symbol Technologies. Platform licensees also include AlphaSmart, Garmin and Nokia. The Palm Economy is a growing global community of industry-leading licensees, world-class OEM customers, and approximately 175,000 innovative developers and solution providers that have registered to develop solutions based on the Palm OS platform. Palm went public on March 2, 2000. Its stock is traded on the Nasdaq national market under the symbol PALM. More information is available at http://www.palm.com.

     Safe Harbor Statement

     This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the following:
Palm's intentions and expectations regarding its turnaround strategy and its move to create two strong businesses; Palm's intentions and expectations regarding actions to bring cost structure and resources into alignment with the strategic needs of its businesses; Palm's expectations regarding its financial results for its fiscal second quarter, revenues, pro forma loss and pro forma results; Palm's expectations regarding its reporting of final results for its second quarter; Palm's intentions and expectations regarding its employees, its reduction in work force and its hiring of additional people; Palm's intentions and expectations regarding enhancing its future OS roadmap and improving internal development processes; Palm's intentions and expectations about executing in its core businesses, its position to further reduce its cost structure and the acceleration of its return to profitability; Palm's intentions and expectations regarding streamlining functions and increasing efficiency in central functions by taking advantage of new systems and processes; Palm's intentions and expectations regarding re-engineering of business operations, reducing costs, emphasizing faster product development cycles and improving supply chain management; Palm's intentions and expectations regarding the Platform Solutions Group, the separation of Palm's businesses and the effects of the separation on Palm's businesses; and Palm's expectations regarding its products and solutions and the Palm Economy. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including possible fluctuations in the demand for Palm's products and services, possible fluctuations in economic conditions affecting the markets for Palm's products and services, possible defects in existing or future products or solutions, possible marketing or development delays in future products or solutions, Palm's ability to compete with existing and new competitors and possible future price-cutting or other actions by Palm's competitors, possible difficulties relating to the reduction in work force, possible difficulties relating to a recent leadership change and possible difficulties relating to the separation of the businesses. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm's most recent filings with the Securities and Exchange Commission, including Palm's quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2001, as amended, and Palm's Registration Statement on Form S-4 filed on September 10, 2001, as amended. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

     NOTE: Palm OS is a registered trademark and Palm is a trademark of

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Palm, Inc. Other brands may be trademarks of their respective owners.

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SOURCE  Palm, Inc.




Web site: http://www.palm.com
-----------------------------


CONTACT: Marlene Somsak, media relations, +1-408-878-2592, or
marlene.somsak@corp.palm.com, or Jimmy Johnson, investor relations,
----------------------------
+1-408-878-2771, or jimmy.johnson@corp.palm.com, both of Palm, Inc.
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